U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2007

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Mr. Kirk N. Blackim
President
Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company's board of directors has elected Franklin C. Fisher, Jr. as its new Chief Executive Officer. Mr. Fisher has also been elected to the position of Chairman of the Board of Directors. He will be installed in both positions on June 15, 2007.

Fisher has served in an advisory role with Aztec Oil & Gas since its inception, lending his oil & gas, financial and business management expertise in the role of outside advisor. During this period, he has also been very instrumental in Aztec's growth through his personal financing of the company and funding he has arranged through his related holdings and contacts. Mr. Fisher remains one of the Company's largest shareholders.

Franklin C. Fisher, Jr. began his career in 1964 when, after graduating from law school and being admitted to the Texas Bar, he joined a small steel fabrication firm in Houston, Texas and, subsequently, bought control of the company after two years. From there, he expanded operations with various enterprises ranging from specialty construction, petrochemical plant rework, steel fabrication, design and erection to hydraulic motor manufacturing, engineering, oil & gas investment and production plus real estate investment. His firms operated in multiple foreign countries. Fisher later sold most of the construction and manufacturing holdings to concentrate on his personal investments and strategy consulting, in which he remains active to the present. In 1975, he became Chairman of Ashford Bank/MBank Memorial, which experienced substantial growth and was subsequently profitably sold to Mercantile Bank in 1983. Mr. Fisher remained as Chairman until 1985 and a board member until 1986. Since 1983, he has concentrated on managing his own investments and companies in which he owns interests, primarily focusing on the oil and gas sector. Additionally, he maintains a wide array of consulting projects involving strategy formulation and implementation, negotiation, legal strategy, financial restructuring, mergers, takeovers, workouts, public stock issues, investment analysis, and operational management. Mr. Fisher has also served on the boards of directors of numerous other corporations. He received his Bachelors degree from Texas A & M University and his Juris Doctorate degree from the University of Texas.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit A: Press Release Aztec Oil & Gas Announces Appointment of Franklin C. Fisher, Jr. as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: June 15, 2007	By: /s/ Kirk N. Blackim
Kirk N. Blackim, President

EXHIBIT A
PRESS RELEASE

Aztec Oil & Gas Announces Appointment of Franklin C. Fisher, Jr. as Chief Executive Officer

Friday June 15, 9:00 am ET

HOUSTON, June 15, 2007 (PRIME NEWSWIRE) -- Aztec Oil & Gas, Inc. (OTC BB:AZGS.OB - News) announced today that the Company's board of directors has elected Franklin C. Fisher, Jr. as its new Chief Executive Officer. Mr. Fisher has also been elected to the position of Chairman of the Board of Directors. He will be installed in both positions on June 15, 2007.

Fisher has served in an advisory role with Aztec Oil & Gas since its inception, lending his oil & gas, financial and business management expertise in the role of outside advisor. During this period, he has also been very instrumental in Aztec's growth through his personal financing of the company and funding he has arranged through his related holdings and contacts. Mr. Fisher remains one of the Company's largest shareholders.

 ``Frank Fisher has continually proven that he is an invaluable asset to Aztec and its shareholders. The board of directors feels very strongly that Frank knows Aztec better than anyone else and is a natural fit to lead the company as it continues to diversify and expand its operations. He possesses a unique understanding of the oil and gas business, plus Aztec's operations, needs, capabilities and opportunities, and has shown that he is willing to dedicate the time and effort necessary to lead this company to the next level of success and beyond,'' says Kirk Blackim, President of Aztec Oil & Gas, Inc.

Franklin C. Fisher, Jr. began his career in 1964 when, after graduating from law school and being admitted to the Texas Bar, he joined a small steel fabrication firm in Houston, Texas and, subsequently, bought control of the company after two years. From there, he expanded operations with various enterprises ranging from specialty construction, petrochemical plant rework, steel fabrication, design and erection to hydraulic motor manufacturing, engineering, oil & gas investment and production plus real estate investment. His firms operated in multiple foreign countries. Fisher later sold most of the construction and manufacturing holdings to concentrate on his personal investments and strategy consulting, in which he remains active to the present. In 1975, he became Chairman of Ashford Bank/MBank Memorial, which experienced substantial growth and was subsequently profitably sold to Mercantile Bank in 1983. Mr. Fisher remained as Chairman until 1985 and a board member until 1986. Since 1983, he has concentrated on managing his own investments and companies in which he owns interests, primarily focusing on the oil and gas sector. Additionally, he maintains a wide array of consulting projects involving strategy formulation and implementation, negotiation, legal strategy, financial restructuring, mergers, takeovers, workouts, public stock issues, investment analysis, and operational management. Mr. Fisher has also served on the boards of directors of numerous other corporations. He received his Bachelors degree from Texas A & M University and his Juris Doctorate degree from the University of Texas.

About Aztec Oil & Gas, Inc.

Aztec is an oil and gas exploration and production company focusing on numerous areas of the U.S. It owns a minority interest in a 40-well oil and natural gas drilling program in McKean, Potter, Clearfield and Cambria counties in Pennsylvania that is productive. Aztec also owns a minority interest in two Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 to 14,300 feet in depth. Both wells are productive. Aztec additionally participated in one well in Wharton County, Texas that is currently producing and one well in the Barnett Shale play area of Texas that had good initial oil and gas shows but is experiencing mechanical problems. Aztec has a minority interest in two gas wells in Oklahoma that have been drilled, completed and are awaiting pipeline hookups. One is a conventional well, and the second is a horizontal, Coal Bed Methane (CBM) well. Additional wells and drilling are presently being analyzed. Through its subsidiaries, Aztec Energy, LLC, and Aztec Drilling & Operating, LLC, Aztec recently drilled four (4), successful wells in Doddridge County, West Virginia under its first, sponsored ``outside investor'' drilling partnership, Aztec 2006A Oil & Gas Drilling Partnership.

For more information on Aztec Oil & Gas, Inc., please visit http://www.aztecoil-gas.com.

The statements contained in this news release that are not historical facts may be statements regarding the Company's future that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. For example, statements that describe, but are not limited to, the Company's hopes, plans, objectives, goals, intentions or expectations are all forward looking statements. Any such statements made herein about the Company's future are only made as of the date of this news release. Numerous factors, many of which are beyond the Company's control, may affect actual results. Also, the price Aztec Oil & Gas, Inc., and the other parties involved in these properties, receive for the oil and/or gas produced on their properties may be less than quoted NYMEX prices at any given time. The Company undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Contact:
          Phoenix IR Associates
          Tony Drake
          281-579-1602
          investor@aztecoil-gas.com

Source: Aztec Oil & Gas, Inc.